SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 8, 2005 (June 3, 2005)

FLOWERS FOODS, INC.

(Exact name of registrant as specified in its charter)

Georgia	1-16247	58-2582379

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1919 Flowers Circle, Thomasville, GA	31757

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (229) 226-9110

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On June 3, 2005, the shareholders of Flowers Foods, Inc. (the “company”) approved the 2001 Equity and Performance Incentive Plan, as amended and restated on February 11, 2005 (the “amended plan”). Among other things, the amended plan reflects amendments that: (i) increase the total number of shares available under the amended plan to 6,500,000; (ii) remove the ability of the company to grant additional awards from shares that expire or are forfeited under the amended plan or shares that are transferred, surrendered or relinquished in payment of the option exercise price or for satisfaction of withholding rules for the exercise of awards under the amended plan; and (iii) add EBITDA (earnings before interest, taxes, depreciation and amortization) as a performance measure under the amended plan. Following is a summary of the material terms and conditions of the amended plan.

     The following summary of the material terms and conditions of the amended plan is qualified in its entirety by reference to the text of the amended plan, which was previously filed with the Securities and Exchange Commission as Annex A to the company’s definitive proxy statement on April 29, 2005, as well as the Form of Restricted Stock Agreement, a copy of which is filed as an exhibit to this Current Report.

     On June 3, 2005, the company announced a 3-for-2 stock split, which is payable on July 1, 2005 to shareholders of record on June 17, 2005. The following summary of the amended plan, as well as the text of the amended plan attached as Annex A to the definitive proxy statement referred to above, do not reflect the stock split. The number of shares available for awards as well as the number of shares covered by outstanding grants under the amended plan will be appropriately adjusted for the stock split in accordance with the terms and conditions of the amended plan.

General. Under the amended plan, our Board of Directors, and to the extent of any delegation by the Board of Directors to the Compensation Committee pursuant to the amended plan, our Compensation Committee (collectively our “Board”), is authorized to make awards of (1) options to purchase shares of Flowers Foods common stock, par value $0.01 per share, (2) performance stock and performance units, (3) restricted stock and (4) deferred stock. Our Board is authorized to oversee the amended plan.

Shares Available Under the Amended Plan. The number of shares of our common stock that may be issued or transferred (1) upon the exercise of options, (2) as restricted stock and released from all substantial risks of forfeiture, (3) as deferred stock, (4) in payment of performance stock or performance units that have been earned or (5) in payment of dividend equivalents paid with respect to awards made under the amended plan, may not exceed in the aggregate a total of 6,500,000 shares, subject to adjustment under the terms of the amended plan. These shares of common stock may be original issue or treasury shares, or a combination of both.

Eligibility. Our officers, key employees and non-employee directors, as well as any person who has agreed to begin serving in such capacity within 30 days of a date of grant, are eligible to be selected by our Board to receive awards under the amended plan. Our Board selects those eligible individuals who will receive grants on the basis of management objectives. As of January 1, 2005, seven officers, one hundred eighteen key employees and nine non-employee directors were eligible to participate in the amended plan.

Options. Options entitle the optionee to purchase shares of our common stock at a price per share not less than the fair market value at the date of grant. Each grant specifies whether the option price will be payable (1) in cash at the time of exercise, (2) by the actual or constructive transfer to Flowers Foods of shares of our common stock owned by the optionee for at least six months and having a value at the time of exercise equal to the option price, (3) if authorized by our Board, the delivery of shares of restricted stock or other forfeitable shares, deferred stock, performance stock, other vested options or performance units or (4) a combination of these payment methods. Grants may provide for deferred payment of the option price from the proceeds of a sale through a broker on the date of exercise of some or all of the shares of our common stock to which the exercise relates. No options are exercisable more than ten years from the date of grant. Each grant must specify the period of continuous employment with Flowers Foods that is required before the options become exercisable. Grants may provide for earlier exercise of an option in the event of retirement, disability, death or a change in control of Flowers Foods, or other similar transactions or events. Grants may also specify management objectives that must be achieved as a condition to the exercise of the option. Successive grants may be made to the same optionee whether or not previously granted options remain unexercised.

Restricted Stock. An award of restricted stock involves the immediate transfer of ownership of a specific number of shares of our common stock to a participant in consideration of the performance of services. The participant will be entitled immediately to voting, dividend and other ownership rights in such shares. The transfer or later elimination of restrictions may be made without additional consideration or in consideration of a payment by the participant that is less than current fair market value, as our Board may determine. Our Board may condition the award on the achievement of specified management objectives. Restricted stock must be subject to a “substantial risk of forfeiture” (within the meaning of Section 83 of the Code) for a period to be determined by our Board in order for the participant to avoid immediate taxation. An example would be a provision that the restricted stock would be forfeited if the participant ceased to serve as an officer or key employee of Flowers Foods during a specified period of years. If service alone is the criterion for non-forfeiture, the period of service must be at least three years; if other management objectives are included, non-forfeiture may occur after one year from the date of grant. In order to enforce these forfeiture provisions, the transferability of restricted stock is prohibited or restricted in a manner and to the extent prescribed by our Board for the period during which the forfeiture provisions are to continue. Our Board may provide for a shorter period during which the forfeiture provisions are to apply in the event of retirement, disability, death or a change in control of Flowers Foods, or other similar transaction or event. Deferred Stock. An award of deferred stock constitutes an agreement by Flowers Foods to deliver shares of its common stock to the participant in the future in consideration of the performance of services. However, the deferred stock award may be subject to the fulfillment of certain conditions, such as management objectives, during the deferral period specified by our Board. During the deferral period, the participant cannot transfer any rights in the award and has no right to vote the shares of deferred stock, but our Board may, on or after the date of the award, authorize the payment of dividend equivalents on such shares on a current, deferred or contingent basis, either in cash or in additional shares of our common stock. Awards of deferred stock may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value per share on the date of award. Deferred stock must be subject to the performance of services for at least three years, provided that if management objectives are included, the performance of services must be for at least one year. Our Board determines the deferral period at the date of the award, and may provide for a deferral period of less than three years in the event of retirement, disability, death or a change in control of Flowers Foods, or other similar transaction or event.

Performance Stock and Performance Units. Performance stock and performance units involve awards that become payable upon the achievement of specified management objectives during a designated performance period. This performance period may be subject to early termination in the event of retirement, disability or death or a change in control of Flowers Foods, or other similar transaction or event. A minimum level of acceptable achievement may also be established by our Board. If, by the end of the performance period, the participant has achieved the specified management objectives, the participant will be deemed to have fully earned the performance stock and/or performance units. If the participant has not achieved the management objectives, but has attained or exceeded the predetermined minimum, the participant will be deemed to have partly earned the performance stock and/or performance units (such part to be determined in accordance with a formula). To the extent earned, the performance stock and/or performance units will be paid to the participant at the time and in the manner determined by our Board in cash, shares of our common stock or in any combination of those methods. Each award of performance stock or performance units may be subject to adjustment to reflect changes in compensation or other factors, so long as no adjustment would result in the loss of an available exemption for the award under Section 162(m) of the Code. Our Board may provide for the payment of dividend equivalents to the holder on a current, deferred or contingent basis, either in cash or in additional shares of our common stock.

Management Objectives. Under the amended plan, our Board is required to establish performance goals for purposes of performance stock and performance units. In addition, if our Board so chooses, options, restricted stock and deferred stock may also specify management objectives. Management objectives may be described either in terms of company-wide objectives, individual participant objectives or objectives related to the performance of the division, subsidiary, department or function within Flowers Foods in which the participant is employed. Management objectives applicable to any award may include specified levels of and/or growth in (1) cash flow, (2) earnings per share, (3) earnings before interest and taxes, (4) earnings before interest, taxes, depreciation, and amortization, (5) net income, (6) return on assets, (7) return on assets employed, (8) return on equity, (9) return on invested capital, (10) return on total capital, (11) revenue, (12) stock price, (13) total return to shareholders, (14) economic value added, (15) operating profit, or any combination of these objectives. If our Board determines that a change in the business, operations, corporate structure or capital structure of Flowers Foods, or the manner in which it conducts its business, or other events or circumstances render the management objectives unsuitable, our Board may modify the performance goals or the related minimum acceptable level of achievement, in whole or in part, as our Board deems appropriate and equitable, unless the result would be to make an award otherwise eligible for an exemption under Section 162(m) of the Code ineligible for such an exemption.

Transferability. Except as otherwise determined by our Board, no option or other award under the amended plan is transferable by a participant, other than by will or the laws of descent and distribution, provided that options (except for incentive stock options) may be transferred without payment of consideration by the transferee to the participant’s immediate family or to trusts established solely for the benefit of one or more members of the participant’s immediate family. Except as otherwise determined by our Board, options are exercisable during the optionee’s lifetime only by him or her or by his or her guardian or legal representative. Our Board may specify at the date of grant that part or all of the shares of our common stock that are (1) to be issued or transferred by Flowers Foods upon the exercise of options, upon the termination of a deferral period applicable to deferred stock or upon the payment under any grant of performance stock or performance units or (2) no longer subject to a substantial risk of forfeiture and restrictions on transfer referred to in the amended plan, shall be subject to further restrictions on transfer.

Adjustments. The amended plan provides that the number of shares available for awards will not be adjusted to account for (a) shares relating to awards that expire or are forfeited under the amended plan, or (b) shares that are transferred, surrendered or relinquished in payment of the option exercise price or for satisfaction of withholding rules for the exercise or receipt of awards under the amended plan. This prohibits the grant of additional awards from shares turned in by award recipients. The maximum number of shares of our common stock covered by outstanding options, deferred stock, performance stock and restricted stock granted under the amended plan, and the prices per share applicable to those shares, are subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, spin-offs, reorganizations, liquidations, issuances of rights or warrants and similar events. In the event of any such transaction, our Board is given discretion to provide a substitution of alternative consideration for any or all outstanding awards under the amended plan, as it in good faith determines to be equitable under the circumstances, and may require the surrender of all awards so replaced. Our Board may also make or provide for adjustments in the numerical limitations under the amended plan as our Board may determine appropriate to reflect any of the foregoing transactions or events. Our Board is authorized to interpret the amended plan and related agreements and other documents. Our Board may make awards to employees under any or a combination of all of the various categories of awards that are authorized under the amended plan, or, in its discretion, make no awards. Our Board may modify, suspend or terminate the amended plan, provided that some material modifications affecting the amended plan must be approved by shareholders, and any change in the amended plan that may adversely affect a grantee’s rights under a grant previously granted under the amended plan requires the consent of the grantee. Any amendment that must be approved by the shareholders of Flowers Foods in order to comply with applicable laws or the rules of the principal national securities exchange or quotation system upon which our common stock is traded or quoted will not be effective unless and until such approval has been obtained in compliance with those applicable laws or rules. These amendments would include any increase in the number of shares issued or certain other increases in awards available under the amended plan (except for increases caused by adjustments made pursuant to the amended plan). Presentation of the amended plan or any amendment of the amended plan for shareholder approval is not to be construed to limit Flowers Foods’ authority to offer similar or dissimilar benefits through plans that are not subject to shareholder approval. The amended plan provides that awards representing no more than 3% of the shares available under the amended plan may not be required to meet certain restrictions otherwise applicable to restricted stock, deferred stock and performance stock awards under the plans. Our Board may not, without further approval of Flowers Foods’ shareholders, authorize the amendment of any outstanding option to reduce the option price. Furthermore, the exercise price of an outstanding option may not be reduced to a lower option price without further approval of the shareholders of Flowers Foods. The amended plan does not confer on any participant a right to continued employment with Flowers Foods.

Item 9.01 Financial Statements and Exhibits.

(c)      Exhibits.

The following exhibits are furnished as part of this Report:

Exhibit Number	Description
10.1	2001 Equity and Performance Incentive Plan, as amended and restated as of February 11, 2005 (Incorporated by reference to Annex A to the company’s definitive proxy statement, dated April 29, 2005).
10.2	Form of Restricted Stock Agreement

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWERS FOODS, INC.
By:	/s/ Jimmy M. Woodward
	Name:	Jimmy M. Woodward
	Title:	Sr. Vice-President, Chief Financial Officer and Chief Accounting Officer

Date: June 8, 2005

EXHIBIT INDEX

Exhibit Number	Description
10.1	2001 Equity and Performance Incentive Plan, as amended and restated as of February 11, 2005 (Incorporated by reference to Annex A to the company’s definitive proxy statement, dated April 29, 2005).
10.2	Form of Restricted Stock Agreement